UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-26224 (Commission File Number)	51-0317849 (I.R.S. Employer Identification No.)

311 Enterprise Drive

Plainsboro, NJ 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSON OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders of Integra LifeSciences Holdings Corporation (the “Company”) was held on May 17, 2012. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1: All of the Board of Directors’ nominees for director were elected to serve until the Company’s 2013 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below.

Nominees	For	Against	Abstain	Broker Non-Vote
Peter J. Arduini	24,192,838	550,695	8,002	1,004,850
Thomas J. Baltimore, Jr.	20,018,779	4,728,119	4,637	1,004,850
Keith Bradley	22,498,385	2,248,593	4,557	1,004,850
Richard E. Caruso	24,178,874	568,054	4,337	1,005,120
Stuart M. Essig	24,164,485	582,946	4,104	1,004,850
Neal Moszkowski	22,817,750	1,929,348	4,437	1,004,850
Raymond G. Murphy	24,645,576	101,422	4,537	1,004,850
Christian S. Schade	24,643,937	102,961	4,637	1,004,850
James M. Sullivan	24,245,135	501,793	4,607	1,004,850
Anne M. VanLent	24,645,791	101,963	3,781	1,004,850

Item No. 2: The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Vote
25,331,929	418,512	5,944	0

Item No. 3: The stockholders approved, on an advisory, non-binding basis, the compensation of certain executive officers, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Vote
12,544,402	12,187,632	19,501	1,004,850

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: May 18, 2012	By:	/s/ John B. Henneman, III
John B. Henneman, III
	Title:	Executive Vice President, Finance and Administration, and Chief Financial Officer